UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CEMPRA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Cempra, Inc.

6320 Quadrangle Drive, Suite 360

Chapel Hill, North Carolina 27517

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 3, 2017

October 25, 2017

These Definitive Additional Materials amend and supplement the definitive proxy statement dated October 5, 2017 and supplemented as of October 24, 2017, or the definitive proxy statement, initially mailed to stockholders on or about October 5, 2017, by Cempra, Inc., a Delaware corporation (referred to herein as “Cempra,” “we,” “us,” or “our”), for the annual meeting of stockholders of Cempra, or the 2017 Annual Meeting, to be held on November 3, 2017, at 8:00 a.m. Eastern time, at the offices of Wyrick Robbins Yates & Ponton LLP, located at 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607. At the 2017 Annual Meeting, Cempra stockholders will consider and vote upon, among other things, a proposal to approve the issuance of common stock, par value $0.001 per share, of Cempra, or Cempra common stock, pursuant to the Agreement and Plan of Merger and Reorganization, or the merger agreement, dated as of August 8, 2017, as amended on September 6, 2017 and October 24, 2017 and as may be further amended from time to time, by and among Cempra, Castle Acquisition Corp., a wholly owned subsidiary of Cempra, or Merger Sub, and Melinta Therapeutics, Inc., or Melinta.

Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Melinta (which transaction we refer to herein as the “merger”), and Melinta will become a wholly owned subsidiary of Cempra.

If any stockholders have not already submitted a proxy for use at the 2017 Annual Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have questions about the merger or any other proposal to be voted on at the 2017 Annual Meeting, or about how to submit their proxies, or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our proxy solicitor Georgeson, LLC, toll free at (866) 821-2550.

The information contained herein speaks only as of October 25, 2017 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

Supplemental Disclosure Relating to Proposal 3 (Approval of the Reverse Stock Split)

At the 2017 Annual Meeting, Cempra stockholders will be asked to approve an amendment to Cempra’s certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Cempra common stock and related matters. Upon the effectiveness of the amendment to Cempra’s certificate of incorporation effecting the reverse stock split, the outstanding shares of Cempra common stock will be reclassified and combined into a lesser number of shares such that one share of Cempra common stock will be issued for a specified number of shares. As disclosed in the definitive proxy statement, such number of shares shall be greater than one and equal to or less than 20, of outstanding Cempra common stock, with the exact number within the range to be determined by Cempra’s board of directors prior to the effective time of such amendment and publicly announced by Cempra.

Cempra’s board of directors has determined that effecting the reverse stock split, at a ratio no greater than 1-for-5, is in the best interests of Cempra and its stockholders. Accordingly, if Proposal 3 is approved, the reverse stock split will become effective immediately prior to the effective time of the merger, with one share of Cempra common stock being issued for no more than five shares of Cempra common stock outstanding as of immediately prior to the effective time of the merger.

Important Note Regarding Reverse Stock Split Proposal

NASDAQ has informed Cempra that, since the merger constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a), Cempra will be required to meet all criteria applicable to a company requesting initial listing on the NASDAQ Global Market. If, at the time of the merger, Cempra does not meet the minimum $4 bid price requirement for initial listings pursuant to NASDAQ Listing Rule 5405(a)(1), Cempra expects that, in accordance with Listing Rule 5110(a), NASDAQ will issue to Cempra a Staff Delisting Determination and begin delisting proceedings pursuant to the Listing Rules 5800 Series. Given that, as of October 25, 2017, the Cempra stock price is trading below the minimum $4 bid price requirement, in order to avoid the potential initiation of delisting proceedings after the closing of the merger (which would be subject to appeal by and, if appealed, would stay the delisting of the Company’s securities pending a hearing with NASDAQ), CEMPRA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CEMPRA STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO AMEND CEMPRA’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT, AT A RATIO NO GREATER THAN 1-FOR-5.

Correction Regarding Proposal 3 (Approval of the Reverse Stock Split)

The definitive proxy statement stated that Proposal 3, to approve an amendment to Cempra’s certificate of incorporation to effect the reverse stock split, is a “non-routine” matter. Cempra wishes to correct this information and hereby amends the definitive proxy statement to clarify that Proposal 3 is now considered a “routine” matter.

With respect to “routine” matters, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or the SRO rules, including NASDAQ, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

Because Proposal 3, to approve an amendment to Cempra’s certificate of incorporation to effect the reverse stock split, is now considered a “routine” matter, there will be no broker non-votes with respect to this proposal, and brokers, banks or other nominees may vote uninstructed shares.

1